UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2026

Battalion Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

820 Gessner Road Suite 1100 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	BATL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 7.01	Regulation FD Disclosure

On January 23, 2026, Battalion Oil Corporation (the “Company”) issued a press release announcing several operational updates related to its gas treating arrangements and production performance. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01	Other Events

On January 19, 2026, the Company terminated its Gas Treating Agreement (“GTA”) with Wink Amine Treater, LLC (“WAT”) following the continued cessation of operations at WAT’s acid gas injection (“AGI”) facility, which has remained offline since on or about August 11, 2025. Pursuant to the terms of the GTA, the Company exercised its contractual right to terminate the agreement due to the continued interruption in service.

Following termination of the GTA, the Company entered into an agreement with a publicly traded large‑cap midstream provider to process the Company’s gas production at an alternative facility. The Company has utilized this provider since the AGI facility went offline, and a significant facility expansion completed in the fourth quarter of 2025 now enables the provider to process substantially all of the Company’s gas volumes from the Monument Draw Field.

As expanded capacity became available, the Company increased production volumes directed to this alternate processing facility throughout late December 2025 and January 2026. Most recently, the facility has processed more than 30 MMcf/d of the Company’s gas production, compared to a December average of approximately 17.4 MMcf/d. This increased processing capability has enhanced flow assurance and operational reliability and has resulted in an increase in the Company’s average oil production of approximately 1,200 net barrels of oil per day month‑to‑date in January 2026 compared to the Company’s December average.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits. The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release issued by Battalion Oil Corporation dated January 23, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTALION OIL CORPORATION

January 23, 2026	By:	/s/ Matthew B. Steele
	Name:	Matthew B. Steele
	Title:	Chief Executive Officer

3